UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2016

VERIFONE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32465

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

04-3692546
(IRS Employer Identification No.)

88 West Plumeria Drive
San Jose, CA 95134
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on March 24, 2016. The matters submitted to a vote of stockholders at the Annual Meeting and the final results for each matter submitted are as follows:

1.    The Company's stockholders elected each of the following nine director nominees to serve a one-year term on the Company's Board of Directors. The vote results were as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert W. Alspaugh	86,837,742	981,215	40,381	12,490,313
Karen Austin	87,367,857	449,313	42,168	12,490,313
Paul Galant	87,368,499	447,989	42,850	12,490,313
Alex W. (Pete) Hart	87,191,315	625,536	42,487	12,490,313
Robert B. Henske	83,653,295	4,163,074	42,969	12,490,313
Wenda Harris Millard	83,738,128	4,073,772	47,438	12,490,313
Eitan Raff	87,357,250	457,510	44,578	12,490,313
Jonathan I. Schwartz	83,740,514	4,076,970	41,854	12,490,313
Jane J. Thompson	76,011,127	11,805,280	42,931	12,490,313

2.    The Company's stockholders re-approved the Amended and Restated Verifone Bonus Plan. The vote results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
85,190,524	2,590,872	77,942	12,490,313

3.     The Company's stockholders did not approve, on an advisory basis, the compensation of the Company's named executive officers as set forth in its Proxy Statement. The vote results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,403,237	48,385,416	70,685	12,490,313

4.     The Company's stockholders ratified the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2016. The vote results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
99,457,031	819,211	73,409	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

Date: March 24, 2016	By: /s/ Albert Liu Name: Albert Liu Title: Executive Vice President, Corporate Development and General Counsel